Exhibit 99.1

SPEIZMAN INDUSTRIES, INC. RECEIVES NOTICE OF DEFAULT FROM LENDER

For Immediate Release:

CHARLOTTE, NC, February 17, 2004 –Speizman Industries, Inc. (OTC Bulletin Board: SPZN.OB) Speizman Industries, Inc. (the “Company”), announced today that after the close of its business on Thursday, February 12, 2004, its lender delivered a notice of default under its secured loan agreement, and terminated the forbearance agreement previously agreed to, due to defaults in the financial covenants contained in the loan agreement.  The Company stated that it was in discussion with its lender to resolve the issues that gave rise to the notice, but could give no assurances it would be successful.